UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest reported): June 21, 2007
CEREPLAST, INC.
(Exact name of registrant as specified in charter)

Nevada	000-51321	91-2154289

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3411-3421 West El Segundo Boulevard, Hawthorne, California	90250

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 676-5000
Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement; and
ITEM 3.02 Unregistered Sales of Equity Securities
On June 21, 2007, Cereplast, Inc. (the “Company”), sold an aggregate of 38,341,053 shares of the Company’s common stock (“Common Stock”) to 7 investors, all of whom are non-US residents, for aggregate proceeds of $14,569,600. The Common Stock was issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933. The amount invested by each investor is as follows:

Investor Name	No. of Shares	Total Investment
Alec Pettigrew	1,500,000	$570,000
Clariden Leu	3,720,000	1,413,600
Credit Suisse Equity Fund Future Equity	2,631,579	1,000,000
Fortis L Fund Equity Environmental Sustainability World	4,200,000	1,596,000
Independent Trading Combination Effective B.V.	2,600,000	988,000
Swisscanto	7,900,000	3,002,000
UBS Global Asset Management	15,789,474	6,000,000

Total	38,341,053	$14,569,600
Pursuant to the terms of sale, the Company agreed to cause a resale registration statement covering the Common Stock to be filed no later than 75 days after the closing. The Company further agreed to utilize its best efforts with reasonable diligence to have the registration statement declared effective as soon as possible.
A copy of the press release that discusses these matters is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.
ITEM 9.01 Financial Statements and Exhibits.
(a)     Financial statements of businesses acquired.
Not Applicable.
(b)     Pro forma financial information.
Not Applicable.
(c)     Exhibits.
99.1	Press Release, dated June 21, 2007, issued by Cereplast, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEREPLAST, INC.
Dated: June 21, 2007	By:	/s/ Frederic Scheer
Frederic Scheer,
President, Chief Executive Officer, Principal Financial/Accounting Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated June 21, 2007, issued by Cereplast, Inc.

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